                                                                    EXHIBIT 1(d)



                             ARTICLES SUPPLEMENTARY
                                     TO THE
                            ARTICLES OF INCORPORATION

                            PACIFIC GLOBAL FUND, INC.

         Pacific Global Fund, Inc., a Maryland corporation (the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies that:

         First: The Corporation's Board of Directors in accordance with Section 2-105(a) of the Maryland General Corporation Law and the Fifth Article of the Articles of Incorporation, has adopted a resolution adding a new class of shares as Class C Shares for each of the Corporation's five (5) series and redesignating the current class of shares as Class A Shares for each of the Corporation's five (5) series. All such series and classes of shares have the same voting powers, preferences, other rights, qualifications, restrictions, limitations and terms and conditions of redemption, as currently set forth in Article Fifth of the Articles of Incorporation.

         Second: The Corporation's Board of Directors in accordance with Section 2-208(a) of the Maryland General Corporation Law and the Fifth Article of the Articles of Incorporation, has adopted a resolution classifying and redesignating Five Hundred Million (500,000,000) shares of the Corporation's One Billion (1,000,000,000) shares of Common Stock, par value One Cent ($0.01) per share, having an aggregate par value of Ten Million Dollars ($10,000,000), as set forth below. Immediately prior to the classification and redesignation, Five Hundred Million (500,000,000) shares of the Corporation's One Billion (1,000,000,000) shares of Common Stock, par value One Cent ($0.01) per share, having an aggregate par value of Ten Million Dollars ($10,000,000), were designated as follows:

SERIES                                              NUMBER OF SHARES
------                                              ----------------
Government Securities Fund                          100,000,000
Income Fund                                         100,000,000
Balanced Fund                                       100,000,000
Small Cap Fund                                      100,000,000
Money Market Fund                                   100,000,000

         The Five Hundred Million (500,000,000) shares of the Corporation's One Billion (1,000,000,000) shares of Common Stock are classified and redesignated as follows:

DESIGNATION                                         NUMBER OF SHARES
-----------                                         ----------------
Government Securities Fund Class A Shares           50,000,000
Income and Equity Fund Class A Shares               50,000,000
Balanced Fund Class A Shares                        50,000,000
Small Cap Fund Class A Shares                       50,000,000
Money Market Fund Class A Shares                    50,000,000


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
Government Securities Fund Class C Shares           50,000,000
Income and Equity Fund Class C Shares               50,000,000
Balanced Fund Class C Shares                        50,000,000
Small Cap Fund Class C Shares                       50,000,000
Money Market Fund Class C Shares                    50,000,000

         Third: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, Pacific Advisors Fund, Inc. has caused these Articles Supplementary to be executed by its President and witnessed by its Secretary on this 10th day of December, 1997.


                                           PACIFIC ADVISORS FUND, INC.

Witness: /s/ Victoria Breen                   By: /s/ George A. Henning
         -----------------------              ----------------------------
           Victoria Breen                     George A. Henning
           Assistant Secretary                Chairman of the Board of Directors

                                              /s/ Thomas H. Hanson
                                              -----------------------------
                                              Thomas H. Hanson
                                              Vice President


         The undersigned, President of Pacific Advisors Fund, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                              /s/ George A. Henning
                                              ------------------------------
Date: December 10, 1997                       George A. Henning
                                              Chairman of the Board of Directors